SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                              |x|
Filed by a Party other than the Registrant           |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|x|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                        BEI MEDICAL SYSTEMS COMPANY, INC.
                (Name of Registrant as Specified In Its Charter)

     _______________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

|x|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     Title of each class of securities to which transaction applies:

     __________________________________________________________________________

     Aggregate number of securities to which transaction applies:

     __________________________________________________________________________

     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     __________________________________________________________________________

     Proposed maximum aggregate value of transaction:

     __________________________________________________________________________

     Total fee paid:

     __________________________________________________________________________

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     Amount Previously Paid:

     __________________________________________________________________________

     Form, Schedule or Registration Statement No.:

     __________________________________________________________________________

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     __________________________________________________________________________

     Date Filed:


     __________________________________________________________________________

                        BEI MEDICAL SYSTEMS COMPANY, INC.
                    (formerly known as BEI ELECTRONICS, INC.)

                                83 Hobart Street
                              Hackensack, NJ 07601

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 26, 1998

            TO THE STOCKHOLDERS OF BEI MEDICAL SYSTEMS COMPANY, INC.:

     Notice Is Hereby Given that the Annual Meeting of Stockholders of BEI Medical Systems Company, Inc., a Delaware corporation (the "Company"), will be held on Thursday, March 26, 1998 at 2:00 p.m. local time, at the Crowne Plaza Hasbrouck Heights located at 650 Terrace Avenue, Hasbrouck Heights, New Jersey, for the following purposes:

     1. To elect a director to hold office until the 2001 Annual Meeting of Stockholders.

     2. To approve the Company's Amended 1987 Stock Option Plan, as amended to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 250,000 shares.

     3. To ratify the selection of Ernst & Young LLP as independent public accountants of the Company for its fiscal year ending October 3, 1998.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on January 26, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors


                                        Thomas W. Fry
                                        Corporate Secretary
Hackensack, New Jersey
January 26, 1998


ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT ATTENDANCE AT THE MEETING WILL NOT BY ITSELF REVOKE A PROXY. FURTHERMORE, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                        BEI MEDICAL SYSTEMS COMPANY, INC.
                    (formerly known as BEI Electronics, Inc.)
                                83 Hobart Street
                              Hackensack, NJ 07601

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 March 26, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of BEI Medical Systems Company, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on March 26, 1998, at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Crowne Plaza Hasbrouck Heights located at 650 Terrace Avenue, Hasbrouck Heights, New Jersey. The Company intends to mail this proxy statement and accompanying proxy card on or about February 19, 1998 to all stockholders entitled to vote at the Annual Meeting.

     Effective September 27, 1997 the Company distributed the outstanding stock of its wholly-owned subsidiary, BEI Technologies, Inc. ("BEI Technologies" or "Technologies"), to its stockholders in a spin-off of its sensors business (the "Distribution"). As a result, the Company's sole remaining direct subsidiary was a medical device business, BEI Medical Systems Company, Inc.("BMED"). In November 1997, the Company merged BMED into the Company and changed the Company's name to BEI Medical Systems Company, Inc. (the "Merger"). For further information about the Distribution, see BEI Technologies' Form 10 General Form for Registration of Securities as amended (File No. 0-22799), the Company's Form 10-K Annual Report for the fiscal year ended September 27, 1997 (the "10-K") and
Note 1 of "Notes to Consolidated Financial Statements" included in the 10-K.

Solicitation

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

     Only holders of record of Common Stock at the close of business on January 26, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on January 26, 1998, the Company had outstanding and entitled to vote 7,556,535 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Revocability of Proxies

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 83 Hobart Street, Hackensack, NJ 07601, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Please note, however, that attendance at the meeting will not by itself revoke a proxy. Furthermore, if the shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder's name.

Stockholder Proposals

     Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company not later than October 22, 1998 in order to be included in the proxy statement and proxy relating to that annual meeting.


                                   Proposal 1

                              Election Of Director

     The Company's Restated Certificate of Incorporation and By-Laws provide that the Board shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Common Stock or by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the authorized number of directors on the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such Director's successor is elected and has qualified or until his earlier death, resignation or removal.

     The Board of Directors is presently composed of five members. One director is in the class whose term of office expires in 1998. The nominee for election to this class, Lawrence A. Wan is a director of the Company who was appointed to the Board to fill a vacancy caused by the resignation of directors as a result of the Distribution. If elected at the Annual Meeting, the nominee would serve until the 2001 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. The person nominated for election has agreed to serve if elected, and the Board has no reason to believe that the nominee will be unable to serve.

     Set forth below is biographical information for the nominee and each person whose term of office as a director will continue after the Annual Meeting.

Nominee for Election for a Three-Year Term Expiring at the 2001 Annual Meeting

Lawrence A. Wan

     Dr. Wan, age 59, has been a director of the Company since November 1997. He is currently Vice President and Chief Technical Officer of BEI Technologies, Inc. and President of SiTek, Inc., a Technologies' subsidiary. Dr. Wan served as Vice President, Corporate Technology for the Company from April 1991 until his resignation immediately prior to the Distribution in September 1997. From 1984 until 1990, he served as Vice President, Engineering of Systron Donner
Corporation, and also held various other technical and general management positions with that company between 1979 and 1984. From 1968 through 1979, he was founder and Chief Executive Officer of Sycom, Inc., a commercial electronics company. Prior to that, he worked for Hughes Aircraft

Company where he headed the Radar Systems Section of the Hughes Ground Systems Group. In 1962, Dr. Wan and two other professors established an Engineering
School at University of California, Santa Barbara, where he also taught Engineering. Dr. Wan holds B.S., M.S. and Ph.D. degrees in Engineering and Applied Sciences from Yale University.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                             IN FAVOR OF THE NOMINEE

Directors Continuing in Office Until the 1999 Annual Meeting

Charles Crocker

     Mr. Crocker, age 58, a founder of the Company, has served as Chairman of the Board of Directors of the Company since October 1974, and served as President and Chief Executive Officer of the Company from October 1995 until his resignation immediately prior to the Distribution in September 1997. Mr. Crocker is currently Chairman of the Board, President and Chief Executive Officer of BEI Technologies, Inc. He served as President of Crocker Capital Corporation, a Small Business Investment Company, from 1970 to 1985. He also served as a general partner of Crocker Associates, a venture capital investment partnership, from 1970 to 1990. He currently serves as a director of BEI Technologies, Fiduciary Trust Company International, KeraVision, Inc. and Pope & Talbot, Inc. Mr. Crocker holds a B.S. from Stanford University and an M.B.A. from the University of California, Berkeley.

Ralph M. Richart

     Dr. Richart, age 64, has been a director of the Company since the Distribution in September 1997. Dr. Richart has been Professor of Pathology in Obstetrics and Gynecology at the Columbia University College of Physicians and Surgeons since 1963 and director of Gynecological Pathology and Cytology at the Sloane Hospital for Women in New York City since 1963. He served as a Career Research Development Awardee at the Medical College of Virginia from 1960 through 1962 before moving to Columbia-Presbyterian Medical Center in 1963. His professional interests have centered around obstetrical and gynecological pathology and cytology with particular emphasis on the study of cervical neoplasia and, more recently, the relationship of the human papillomavirus to lower genital tract neoplasia. He is a past President of the International Gynecologic Cancer Society. He received an M.D. from the University of Rochester School of Medicine and Dentistry, and completed his pathology residency in the Harvard Hospitals system and The Medical College of Virginia.

Directors Continuing in Office Until the 2000 Annual Meeting

Richard W. Turner

     Mr. Turner, age 52, a founder in 1991 of BMED, formerly a subsidiary of the Company, served as its President, Chief Executive Officer and as a director until its merger into the Company and the Company's name change in November 1997. Mr. Turner has served as the President, Chief Executive Officer and a director of the Company since the Distribution in September 1997. Previously President of the Healthcare Group for the Cooper Companies, Mr. Turner has held executive leadership positions in the medical industry for over 20 years, including President and a director of Cooper-LaserSonics, Inc., President of CooperVision Inc., President and Chief Executive Officer and a director for Pancretec, Inc. and President of Kay Laboratories. Mr. Turner holds a B.S. from Old Dominion University and an M.B.A. from Pepperdine University.

Gary D. Wrench

     Mr. Wrench, age 64, has been a director of the Company since February 1986. Mr. Wrench has been Senior Vice President, Chief Financial Officer and a director of BEI Technologies, Inc. since its formation in June 1997. He served as Senior Vice President and Chief Financial Officer of the Company from July 1993 until his resignation immediately prior to the Distribution in September 1997. From April 1985 to July 1993, he served as Vice President of the Company and President and Chief Executive Officer of Motion Systems Company, Inc., then a wholly-owned subsidiary of the Company that is now a part of BEI Technologies. Previous experience includes twenty years with Hughes Aircraft Company including an assignment as President of Spectrolab, Inc., a Hughes subsidiary.

Mr. Wrench holds a B.A. from Pomona College and a M.B.A. from the University of California, Los Angeles.

Board Committees and Meetings

     During the fiscal year ended September 27, 1997, the Board held five meetings. The Board has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee or any committee performing a similar function.

     The Audit Committee meets with the Company's independent accountants at least annually to review the scope and results of the annual audit; recommends to the Board the independent accountants to be retained; and receives and considers the accountants' comments as to internal controls, accounting staff and management performance and procedures in connection with audit and financial controls. The Audit Committee met two times during fiscal 1997. During fiscal 1997, the Audit Committee was composed of four directors, each of whom resigned immediately prior to the Distribution: Richard M. Brooks, Chairman of the Committee, Peter G. Paraskos, William G. Howard, Jr. and C. Joseph Giroir, Jr. The Audit Committee currently consists of two non-employee directors: Mr. Wrench, Chairman of the Committee, and Dr. Richart.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation for the Company's executive officers, awards stock options and restricted stock to eligible executives, employees and consultants under the Company's stock option plan and restricted stock plan, administers the Company's employee stock purchase plan, stock option plan and restricted stock plan, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee met once time during fiscal 1997. During fiscal 1997, the Compensation Committee was composed of three non-employee directors, each of whom resigned immediately prior to the Distribution: George S. Brown, Chairman of the Committee, Richard M. Brooks and C. Joseph Giroir, Jr. The Compensation Committee now consists of two non-employee directors: Mr. Crocker, Chairman of the Committee, and Dr. Wan.

     During fiscal 1997, each Board member attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served held during the period for which he was a director or committee member respectively.

                                   PROPOSAL 2

                          APPROVAL OF AMENDMENTS TO THE
                         AMENDED 1987 STOCK OPTION PLAN


     The Board adopted the Company's 1987 Incentive Stock Option Plan (the "Incentive Plan") and 1987 Supplemental Stock Option Plan (the "Supplemental Plan," and collectively, the "Plans") in November 1987. The Plans were approved by the stockholders in February 1988.

     Amendments to the Plans by the Board in December 1989 and January 1997 approved by the shareholders on March 6, 1997 combined the Incentive Plan and the Supplemental Plan into one plan, changed its name to the Amended 1987 Stock Option Plan (the "Amended Plan"), increased the number of shares of the Company's Common Stock authorized for issuance from 900,000 shares to 1,350,000, allowed for the issuance of both incentive stock options and nonstatutory stock options, allowed stock options to be granted to consultants, extended the term of the Amended Plan to January 15, 2007, made changes to the Amended Plan in response to the requirements of Code Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and made conforming changes to the Amended Plan in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In November 1997, the Board approved an amendment to the Amended Plan, subject to stockholder approval, to enhance the flexibility of the Board and the Compensation Committee in granting stock options to the Company's employees. The amendment increases the number of shares authorized for issuance under the Amended Plan from a total of 1,350,000 to 1,600,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                             IN FAVOR OF PROPOSAL 2

     The essential features of the Amended Plan are outlined below.

General

     Options granted under the Amended Plan are intended to be incentive stock options which qualify as "incentive stock options" as defined by Section 422 of the Code or "nonstatutory stock options," options which do not qualify as such. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive stock options and nonstatutory stock options.

Purpose

     The purpose of the Amended Plan is to provide a means by which selected employees of the Company and its affiliates and consultants to the Company can be given the opportunity to acquire Common Stock of the Company, to assist the Company in retaining the services of such persons, to secure the services of such persons and to provide incentives for such persons to exert maximum efforts for the success of the Company. Unless the context indicates otherwise, an "affiliate" of the Company refers to any "parent" or "subsidiary" of the Company as those terms are defined in Section 424 of the Code.

Administration

     The Board is authorized to delegate, and had delegated, administration of the Amended Plan to the Compensation Committee. The Compensation Committee is currently comprised of two (2) members of the Board, and has the power to construe and interpret the Amended Plan and, subject to the provisions of the Amended Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, whether the option is designated an incentive stock option or nonstatutory stock option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board may at any time revest in itself administration of the Amended Plan. As used herein with respect to the Amended Plan, the "Board" refers to Board of Directors, or as applicable, the Compensation Committee.

Eligibility

     Options may be granted under the Amended Plan to directors, key employees (including officers) or consultants of the Company or any affiliates of the Company.

     No person may be granted options during any one fiscal year which are exercisable for more than 250,000 shares of the Company's Common Stock.

     No incentive stock option may be granted under the Amended Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under the Amended Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

Stock Subject to the Amended Plan

     An aggregate of 1,600,000 shares are reserved for issuance under the Amended Plan, including the 250,000 shares of this Proposal 2. Stock subject to the Amended Plan may be unissued shares or reacquired shares, bought on the market or otherwise. If options or rights granted under the Amended Plan expire, lapse or otherwise terminate without being exercised, the Common Stock not purchased under such options or rights again becomes available for issuance under the Amended Plan.

Terms of Options

     The following is a description of the option provisions permitted by the Amended Plan. Individual option grants in any given case may be more restrictive as to any or all of the provisions permitted by the Amended Plan as described below.

          Exercise Price; Payment. The exercise price for any option may not be less than the fair market value of the stock subject to the option on the date of grant for options granted under the Amended Plan, and in some cases (see "Eligibility" above), options under the Amended Plan may not be granted at an exercise price of less than 110% of such fair market value. As of January 8, 1998, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $4.125 per share.

          The exercise price of options granted under the Amended Plan must be paid either (i) in cash at the time the option is exercised or (ii) at the discretion of the Board, (A) by delivery to the Company of other Common Stock of the Company, (B) pursuant to a deferred payment arrangement (which may include the use of other Common Stock of the Company), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

          Option Exercise. Shares covered by currently outstanding options under the Amended Plan typically vest over three years. Shares covered by options granted in the future may be subject to different vesting terms, determined by the Board in its sole discretion. The Amended Plan does not set forth any minimum number of shares with respect to which an option may be exercised; however, individual option agreements currently outstanding typically provide that an option may be exercised with respect to a minimum of 100 shares, with the exception of (i) an installment subject to exercise which consists of fewer than 100 shares, or (ii) the last exercise, as to which no minimum number is required.

          Term. Options granted under the Amended Plan may have a maximum term of ten years, except that in certain cases (see "Eligibility" above) the maximum term is five years. Under the Amended Plan, an option will terminate three months after the optionee ceases to render services to the Company or an affiliate, unless (i) the termination of employment is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; or (ii) the optionee dies while employed by the Company or an affiliate, or within three months after termination of such employment, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) by the person or persons to whom the rights of such option pass by will or the laws of descent or distribution within eighteen months of the optionee's death; or (iii) the option by its terms specifically provides otherwise.

Adjustment Provisions

     If there is any change in the stock subject to the Amended Plan or subject to any option granted under the Amended Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Amended Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding options.

Effect of Certain Corporate Events

     The Amended Plan provides that, in the event of a dissolution or liquidation of the Company, or a specified type of merger or other corporate reorganization, to the extent permitted by law, (i) any surviving corporation will be required either to assume options outstanding under the Amended Plan or to substitute similar options for those outstanding under such Plan, or (ii) the time during which such options may be exercised shall be accelerated and the options terminated if not exercised prior to such event, or (iii) such outstanding options will continue in full force and effect.

Duration, Amendment and Termination

     The Board may suspend or terminate the Amended Plan without stockholder approval at any time. Unless sooner terminated, the Amended Plan will terminate on January 15, 2007. The Board may also amend the Amended Plan at any time. However, no amendment of the Amended Plan will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would require stockholder approval in order to comply with Rule 16b-3, Section 422 of the Code, or any Nasdaq or securities exchange requirements. Subject to the foregoing, the Board may amend the Amended Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits available under the Code or to bring the Amended Plan or the incentive stock options granted thereunder into compliance with the Code.

Restrictions on Transfer

     Under the Amended Plan, an option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

Federal Income Tax Information

     Incentive Stock Options. Incentive Stock options are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under Section 422 of the Code. Incentive stock options generally have the following tax consequences:

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term, mid-term or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options, or options not intended to qualify as incentive stock options, generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, normally the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages an amount based on the ordinary income recognized. Generally, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term, mid-term or short-term depending on how long the stock was held. Slightly different rules apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. In 1993, the Code was amended to add Section 162(m), which denies a deduction to any publicly-held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation", (as such term is defined in proposed Treasury regulations issued under Section 162(m)) are disregarded for purposes of the deduction limitation. In accordance with the proposed regulations, compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders. To comply with provisions in the Treasury regulations promulgated under Section 162(m) related to qualifying compensation attributable to stock options as "performance-based compensation", the Amended Plan provides that no employee may be granted options to purchase more than 250,000 shares of Common Stock during any one fiscal year. This limitation is not intended to affect the determination of the Compensation Committee as to the size or frequency of grants made pursuant to the Amended Plan.

                                   Proposal 3

           Ratification Of Selection Of Independent Public Accountants

     The Board of Directors has selected Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending October 3, 1998. Ernst & Young LLP (including its predecessor, Ernst & Whinney) has audited the Company's financial statements since 1975. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent public accountants is not required by the Company's By-Laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending October 3, 1998.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                             IN FAVOR OF PROPOSAL 3

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of January 8, 1998 by: (i) each director; (ii) each executive officer; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                     Beneficial Ownership(l)

                                                              Number of                 Percent of
         Beneficial Owner                                     Shares                    Total(2)
Mr. Charles Crocker(3)                                        1,557,904                   20.6%
     One Post Street
     Suite 2500
     San Francisco, CA
Brinson Partners, Inc.(4)                                       611,400                    8.1%
     209 S. LaSalle Street
     Chicago, IL
So Gen International Fund, Inc.(5)                              420,000                    5.6%
     1221 Avenue of the Americas
     8th Floor
     New York, NY 10020
Dimensional Fund Advisors, Inc.(6)                              489,400                    6.5%
     1299 Ocean Avenue
     Penthouse
     Santa Monica, CA
Hollybank Investment, LP (7)                                    545,000                    7.2%
     One Financial Center, Suite 1600
     Boston, MA
Mr. Samuel Dickstein(8)                                          51,644                    *
Mr. Thomas W. Fry(8)                                             49,645                    *
Dr. Ralph M. Richart(8)                                          55,161                    *
Mr. Richard W. Turner(8)                                        313,730                    4.0%
Dr. Lawrence A. Wan(8)                                           19,250                    *
Mr. Gary D. Wrench(8)(9)                                         82,705                    1.1%
All executive officers and directors
     as a group (7 persons)(10)                               2,130,039                   26.7%



*    Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders of the Company and upon any Schedules 13D or 13G filed with the Securities and Exchange Commission (the "Commission"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) Applicable percentages are based on 7,556,534 shares outstanding on January 8, 1998, adjusted as required by rules promulgated by the Commission.

(3) Includes 400,000 shares held by Mr. Crocker as trustee for his adult children, as to which Mr. Crocker disclaims beneficial ownership. Also includes 54,936 shares held in a trust of which, Mr. Crocker is beneficiary and sole trustee. Mr. Crocker, acting alone, has the power to vote and dispose of the shares in each of these trusts.

(4) Represents shares held by Brinson Partners, Inc. ("Partners") which has the sole power to vote and dispose of the shares held by it and shares held by Brinson Trust Company ("Trust") which has the sole power to vote and dispose of the shares held by it. Trust is a wholly-owned subsidiary of Partners which is a wholly-owned subsidiary of Brinson Holdings, Inc. ("Holdings"). Holdings may be deemed to share the power to vote and dispose of all shares held by Partners and Trust, and Partners may be deemed to share the power to vote and dispose of all shares held by itself or Trust. Therefore, both Holdings and Partners each may be deemed a beneficial owner of all the shares held by Partners and Trust.

(5) So Gen International Fund, Inc. shares with Societe Generale Asset Management Corp. the power to vote and dispose of all shares held by it.

(6) Represents shares held by Dimensional Fund Advisors, Inc., DFA Investment Dimensions Group Inc. and The DFA Investment Trust Company. Officers of Dimensional Fund Advisors, Inc. have sole power to vote and dispose of shares beneficially owned by it, including shares held by DFA Investment Dimensions Group Inc. and The DFA Investment Trust Company.

(7) Represents shares held by Hollybank Investments, LP ("Hollybank") which has the sole power to vote and dispose of the shares held by it and includes 40,000 shares held by Dorsey R. Gardner, general partner of Hollybank, who has the sole power to vote and dispose of his shares. Mr. Gardner, as general partner of Hollybank, may be deemed to beneficially own shares held by Hollybank. Except to the extent of his interest as a limited partner in Hollybank, Mr. Gardner disclaims such beneficial ownership.

(8) Includes shares which certain officers and directors have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows: Mr. Dickstein, 35,854 shares; Mr. Fry, 8,274 shares; Dr. Richart, 55,161 shares; Mr. Turner, 313,730 shares; Mr. Wrench, 20,686 shares; and all executive officers and directors as a group, 433,705 shares. Also includes shares which certain officers and directors have the right to vote pursuant to unvested portions of restricted stock awards as follows: Dr. Wan, 18,014 shares; Mr. Wrench, 13,080 shares; and all executive officers and directors as a group, 31,094 shares.

(9) Includes 45,276 shares held in a revocable trust of which Mr. Wrench and his wife, Jacqueline Wrench, are beneficiaries and sole trustees. Mr. and Mrs. Wrench, acting alone, each has the power to vote and dispose of such shares. Also includes 16,743 shares which Mr. Wrench, acting alone, has power to vote and dispose of.

(10) Includes the shares described in the Notes above.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 27, 1997, the Company's officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements with the exception of former director Peter G. Paraskos, who failed to timely file a Form 4 report disclosing one transaction and an initial report of ownership for Dr. Mehrabian, a former director of the Company which was filed late.


                             EXECUTIVE COMPENSATION

Compensation of Directors

     During fiscal 1997, each non-employee director of the Company received a monthly fee of $1,000, with the exception of former director George Brown who served as a consultant to the Company until the Distribution. Each non-employee director of the Company received a fee of $500 for each Board meeting attended and for each committee meeting attended by committee members and a fee of $250 for each telephone conference Board meeting in which such director participated. In the fiscal year ended September 27, 1997, the total compensation paid to non-employee directors for services as directors was $55,000. The members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     Former director Mr. Brown provided consulting services to the Company pursuant to an agreement under which he was paid a retainer of $3,000 per month and a fee of $750 per day of service. His agreement expired June 30, 1997. In the fiscal year ended September 27, 1997, the Company paid Mr. Brown $33,750 under the agreement. Pursuant to his agreement the payments included $6,606 in life and health insurance premiums paid by the Company in fiscal year 1997 on behalf of Mr. Brown.

     Dr. Richart, currently a director of the Company, provided consulting services to the Company pursuant to an agreement under which he was paid a fee of $1,000 per day of service. In the fiscal year ended September 27, 1997, the Company paid Dr. Richart $30,750 under the agreement.


Compensation of Executive Officers

                             Summary of Compensation

     The following table shows, for the fiscal years ended September 27, 1997, September 28, 1996 and September 30, 1995, compensation awarded or paid to or earned by the Company's Chief Executive Officer and its four other most highly compensated executive officers for fiscal 1997 the ("Named Executive Officers") and the compensation earned in fiscal 1997 by the three individuals who became executive officers at the beginning of fiscal 1998 as a result of the Distribution. Messrs. Wrench, Madni, Wan and Corr resigned as officers and employees of the Company immediately prior to the Distribution. Mr. Crocker resigned as President and Chief Executive Officer immediately prior to the Distribution, but continues to serve as Chairman of the Board of Directors of the Company. Messrs. Crocker, Wrench, Madni, Wan and Corr now work with BEI Technologies in the same principal positions identified below.

         Summary Compensation Table

                                                                                     Long Term
                                                                                   Compensation
                                                       Annual Compensation(1)         Awards             All Other
                                                                                 Restricted Stock

                Name and                               Salary(2)        Bonus        Awards (3)(4)    Compensation(5)
           Principal Position             Year            ($)            ($)              ($)               ($)

Mr. Charles Crocker                       1997          341,400        50,000                 0             4,707
     Chairman of the Board and            1996          260,775        35,000                 0             3,252
     Former President and Chief           1995          195,150             0                 0             3,240
     Executive Officer

Mr. Gary D. Wrench                        1997          282,000        80,000            63,750             5,102
     Former Senior Vice President and     1996          264,000        35,000            48,750             4,370
     Chief Financial Officer              1995          264,000             0                 0             4,223

Dr. Asad M. Madni                         1997          290,239        65,000           315,000             5,823
     President, Sensors & Systems         1996          239,312        95,000            65,000             5,488

Dr. Lawrence A. Wan                       1997          217,043        33,000            53,125             8,463
     Former Vice President,               1996          190,922        45,000            26,000             7,792
     Corporate Technology                 1995          182,100        45,000            15,000             6,920

Mr. Robert R. Corr                        1997          159,600        45,000            31,875             4,400
     Former Secretary, Treasurer          1996          149,600        16,000            13,000             3,681
     and Controller                       1995          139,600        12,000             7,875             3,635

Mr. Richard W. Turner                     1997          229,290             0                 0             7,193
     Current President and
     Chief Executive Officer

Mr. Thomas W. Fry                         1997          149,133        13,500                 0             6,912
     Current Vice President,
     Finance and Administration,
     Treasurer and Secretary

Mr. Samuel Dickstein                      1997          128,800         7,500                 0             6,142
     Current Vice President,
     Business Development


(1) As permitted by rules promulgated by the Commission, no amounts are shown for "Other Annual Compensation" because no person listed received "perquisites" in an amount exceeding the lesser of 10 % of bonus plus salary or $50,000.

(2) Includes annual cash payments designated as automobile allowances, which did not exceed $11,400 for any individual in any year; also includes amounts earned but deferred at the election of the person listed pursuant to the Company's Retirement Savings Plan and $36,027 of accrued vacation pay deferred by Dr. Madni.

(3) Represents the dollar value of shares awarded, calculated by multiplying the market value based on the closing sales price on the date of grant by the number of shares awarded. At September 27, 1997, the aggregate holdings and value of restricted stock of the Named Executive Officers (based on the number of shares held at fiscal year-end multiplied by the closing sales price of the Company's Common Stock as reported on the Nasdaq National Market on October 8, 1997, the date on which post-Distribution regular way trading of the Company's Common Stock began) was as follows: Mr. Wrench, 24,419 shares, valued at $320,499; Dr. Madni, 60,267 shares, valued at $791,004; Dr. Wan, 19,250 shares, valued at $252,656; Mr. Corr, 12,700 shares, valued at $166,688. The restrictions on awards of restricted stock lapse with respect to 15% of the total number of shares per year on the first, second, third, fourth and fifth anniversaries of the date of grant and with respect to the remaining shares subject to such award on the sixth anniversary of the date of grant. Dividends are paid on shares of restricted stock when, as and if the Board declares dividends on the Common Stock of the Company.

(4) During the past three fiscal years, the Company did not grant any stock options or issue any stock appreciation rights to any of the persons listed.

(5)  Includes $3,253,  $3,648, $3,675, $3,884, $3,549, $3,721, $2,482 and $2,519
     paid in fiscal 1997 to Messrs. Crocker, Wrench, Madni, Wan, Corr, Turner, Fry and Dickstein respectively; $2,098, $3,000, $2,999, $3,164 and $2,988 paid in fiscal 1996 to Messrs. Crocker, Wrench, Madni, Wan and Corr, and $2,150, $2,655, $2,796 and $2,854 paid in fiscal 1995 to Messrs. Crocker,
     Wrench, Wan and Corr, respectively, as a normal contribution pursuant to the Company's Retirement Savings Plan. The remaining sum for each of the persons listed is attributable to premiums paid by the Company for group term life insurance and personal commuting expense paid by the Company.

                        Stock Option Grants and Exercises

The Company grants options to its executive officers and key employees under the Amended Plan. In connection with the Distribution, unexercised options issued under the Amended Plan and outstanding at the date of the Distribution were converted into options to purchase BEI Technologies Common Stock. Thus, immediately after the Distribution was effective, the Company had no options outstanding. However, on November 4, 1997, with the completion of the merger into the Company of BEI Medical Systems Company, Inc., a subsidiary of the Company at the time, and the substitution of options to purchase Common Stock of the Company for options to purchase Common Stock of BEI Medical Systems Company, Inc. outstanding at that time, options were once again outstanding. As of January 8, 1998, options to purchase a total of 704,228 shares had been granted and were outstanding under the Amended Plan and options to purchase 88,687 shares remained available for grant thereunder. During the fiscal year ended September 27, 1997, there were no stock options granted to the Named Executive Officers. No Named Executive Officer held stock options to purchase the Company's stock at the end of fiscal 1997. The Company has not issued any stock appreciation rights. The following table shows, for fiscal 1997, certain information regarding options exercised.

  Aggregated Option Exercises in Last Fiscal Year, and FY-End Option Values(1)


                                        Shares
                                 Acquired on Exercise         Value
                   Name                 (#)(2)               Realized
                                                                ($)
            Mr. Crocker.....              0                     0
            Mr. Wrench......            33,600               253,900
            Dr. Madni.......              0                     0
            Dr. Wan.........            20,000               212,400
            Mr. Corr........            10,000                71,250

(1) No options to purchase the Company's Common Stock were granted in fiscal 1997 or outstanding at the end of fiscal 1997.

(2) The number of shares of the Company's Common Stock received upon exercise of underlying options.

                         Management Incentive Bonus Plan

     In fiscal 1997 the Company had a Management Incentive Bonus Plan under which members of management were eligible to receive cash bonuses based on the achievement of specific operating results established at the beginning of the fiscal year. BEI Technologies assumed responsibility for the payment of bonuses to the named Executives Officers who resigned their positions with the Company immediately prior to the Distribution.

     For fiscal 1998 the Company's Board adopted a revised Management Incentive Bonus Plan (MIB Plan) for management of the Company. On the basis of goals related to achievement of certain business development, product development, operational improvements and financial results, the Compensation Committee will recommend a bonus fund to consist of a combination of cash and stock awards for individual members of management subject to final approval by the Board. At its November 1997 meeting the Compensation Committee and the Board approved additional goals for the Chairman, the President and the Chief Financial Officer that relate to building the financial strength of the Company.

                              Employment Agreements

     The employment agreement between the Company and Mr. Turner, President, Chief Executive Officer and a director of the Company, provide that if Mr. Turner is terminated by the Company or terminates his employment with the Company for good reasons as defined in the employment agreement, he will receive from the Company his full-time then current compensation for 12 months after such termination.

     The employment agreement between the Company and Mr. Fry, Vice President, Finance and Administration, Secretary and Treasurer of the Company, provide that if Mr. Fry is terminated by the Company or terminates his employment agreement with the Company for good reasons as defined in the employment agreement, he will receive from the Company his full-time then current compensation for 12 months after such termination.

           Compensation Committee Interlocks and Insider Participation

     As noted above, during fiscal 1997, the Compensation Committee consisted of Messrs. Brown, Brooks and Giroir. Mr. Brown retired in July 1990 as President of the Company and continued to serve as a consultant to the Company until June 30,1997. Mr. Giroir served as Corporate Secretary of the Company until February 1995 for which he received no compensation in addition to that received as director's fees.

         Report of the Compensation Committee of the Board of Directors
                          on Executive Compensation(1)

     The Compensation Committee (the "Committee") is composed of two non-employee directors. The current members of the Committee are Mr. Wrench and Dr. Wan. The members of the Committee until their resignation in September 1997 as a result of the Distribution were Messrs. Brown, Brooks and Giroir. The Committee is responsible for, among other things, setting the compensation of executive officers, including any stock-based awards to such individuals under the Amended Plan and 1992 Restricted Stock Plan (collectively, the "Plans").

Executive Compensation Principles

     The Committee seeks to compensate executive officers in a manner designed to achieve the primary goal of the Company's stockholders: increased stockholder value. In furtherance of this goal, the Committee determines a compensation package that takes into account both competitive and performance factors. Annual compensation of Company executives is comprised of salary and bonus, an approach consistent with the compensation programs of most electronics companies, which is what the Company primarily was at that time. A substantial portion of the cash compensation of each executive officer is contingent upon the Company's performance. Bonuses, therefore, may be substantial, may vary significantly for an individual from year to year, and may vary significantly among the executive officers. In the past, another significant component of compensation of executive officers is restricted stock grants which vest at approximately 15% per annum over a six year period. In the past, incentive stock options also were a significant part of the compensation of some of the executive officers.

Base Salary

     The Committee determined salaries for fiscal 1997 in December 1996 for all executive officers. In adjusting the base salary of the executive officers, the Compensation Committee examines both competitive and qualitative factors relating to corporate and individual performance. In connection with its examination of competitive factors, because the Company was then primarily an electronics company, the Committee reviewed an independent survey of base salaries paid by other electronics companies of comparable size. In many instances, assessment of qualitative factors necessarily involves a subjective assessment by the Committee. In determining salary adjustments for executive officers for fiscal 1997, the Committee relied primarily on the evaluation and recommendation of Mr. Crocker of each officer's responsibilities for fiscal 1997 and performance during fiscal 1996.

     At its meeting in December 1996 the Committee approved base compensation increases effective at the beginning of fiscal 1997 for the Named Executive Officers other than Mr. Crocker as follows: Mr. Corr by 6.9%, Dr. Madni by 8.7%, Dr. Wan by 4.0%, Mr. Wrench by 7.1%. In a Compensation Committee meeting in March 1997, Dr. Wan's salary was further increased by 18.0% effective April 1997. Additional base compensation increases were approved as follows: Mr. Turner by 18.6% effective October 1996 and Mr. Fry by 3.4% and Mr. Dickstein by 9.9% effective February 1997.

Management Incentive Bonus

     In fiscal 1997, the Company had a Management Incentive Bonus Plan under which members of management were eligible to receive cash bonuses based on the achievement of specific operating results established at the beginning of the fiscal year. BEI Technologies assumed responsibility for the payment of bonuses following the Distribution at the end of fiscal 1997 and no payments were made to the "Named Executive Officers" by the Company. In November 1997 the Company's Board awarded bonus payments to Mr. Fry of $13,500 and to Mr. Dickstein of $7,500 for fiscal 1997.

----------

(1) This Section is not "soliciting material", is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Chief Executive Officer Compensation

     In general, the factors utilized in determining Mr. Crocker's compensation were similar to those applied to other executives officers in the manner described in the preceding paragraphs: however, a significant percentage of his potential earnings was subject to consistent, positive, long-term performance of the Company.

     In December 1996, Mr. Crocker's base compensation for fiscal 1997 was increased by 4.7%. At the same time, the Company's Board of Directors approved a separate incentive bonus plan for Mr. Crocker for fiscal 1997. Achievement of all goals enumerated under the plan gave Mr. Crocker the opportunity to earn an incentive bonus equal to his fiscal 1997 base pay. On September 27, 1997, as a result of and immediately prior to the Distribution, Mr. Crocker resigned as President and Chief Executive Officer of the Company. BEI Technologies assumed responsibility for the payment after the end of fiscal 1997 of Mr. Crocker's incentive bonus, as a result of the Distribution. Mr. Crocker continues to serve as Chairman of the Board of Directors of the Company at an annual compensation of $50,000 per year.

Long-Term Incentives

The Company uses the Plans to further align the interests of stockholders and management by creating common incentives related to the possession by management of a substantial economic interest in the long-term appreciation of the Company's stock. In determining the size of a restricted stock award or incentive stock option to be granted to an executive officer, the Committee takes into account the officer's position, level of responsibility within the Company, the officer's existing equity holdings, the potential reward to the officer if the stock appreciates in the public market, the incentives to retain the officer's services to the Company, the competitiveness of the officer's overall compensation arrangements and the performance of the officer. Based on a review of this mix of factors, during fiscal 1997 the Board made no grants of incentive stock options or restricted stock to any "Named Executive Officers" but in November 1997, the Committee awarded incentive stock options to Mr. Turner (15,000 shares), Mr. Fry (8,750 shares) and Mr. Dickstein (7,265 shares).

Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee has determined that stock options granted under the Amended Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be rated as "performance-based compensation".

George S. Brown                 Richard M. Brooks          C. Joseph Giroir, Jr.

                      Performance Measurement Comparison(1)

     The following graph shows the value of an investment of $100 on October 3, 1992 in cash of (i) the Company's Common Stock, (ii) the Center for Research in Securities Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. Companies) and (iii) the CRSP Total Return Industry Index for Nasdaq Non-Financial Companies. All values assume reinvestment of the full amount of all dividends and are calculated as of the last trading day of the applicable fiscal year of the Company(2):


                Comparison of Five Year-Cumulative Total Returns


                                [GRAPHIC OMITTED]

----------
(1) This Section is not "soliciting material", is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)  Fiscal year ending on the Saturday nearest September 30.

                              CERTAIN TRANSACTIONS

     The Company's By-Laws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the extent not prohibited by Delaware law. Under the Company's By-Laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-Laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     Dr. Richart has a 50% equity ownership position in GynHiTech Brasil Ltda ("GynHi"). In August, 1997, the Company and GynHi entered a three-year exclusive distribution agreement allowing GynHi to market and sell the Company's products in Brazil. Pursuant to this agreement GynHi purchased $35,404 worth of products from the Company at wholesale prices in fiscal year 1997, and $125,876 in the first quarter of fiscal 1998.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                             By Order of the Board of Directors


                                             Thomas W. Fry
                                             Corporate Secretary

January 26, 1998




A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 27, 1997 is available without charge upon written request to: Investor Relations, BEI Medical Systems Company, Inc., 83 Hobart Street, Hackensack, NJ 07601.

                        BEI MEDICAL SYSTEMS COMPANY, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 26, 1998


     The undersigned hereby appoints Richard W. Turner and Thomas W. Fry, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of BEI Medical Systems Company, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of BEI Medical Systems, Inc. to be held at the Crowne Plaza, located at 650 Terrace Avenue, Hasbrouck Heights, New Jersey, on Thursday, March 26, 1998 at 2:00 p.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would posses if personally present, upon and in respect of the following materials and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

     MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR LISTED BELOW.

Proposal 1: To elect a director to hold office until the 2001 Annual Meeting of Stockholders.

     |_| FOR the nominee listed below      |_| WITHHOLD AUTHORITY to vote for
                                                  the nominee listed below

Nominee: Lawrence A. Wan

     MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

Proposal 2: To approve the Company's Amended 1987 Stock Option Plan, as proposed in the proxy statement.

     |_|  FOR                   |_|  AGAINST                      |_|  ABSTAIN

Proposal 3: To ratify the selection of Ernst & Young LLP as independent public accountants of the Company for its fiscal year ending October 3, 1998.

     |_|  FOR                   |_|  AGAINST                      |_|  ABSTAIN

                                   Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                                   Dated: _____________, 1998


                                   _____________________________________________

                                   _____________________________________________
                                                  Signature(s)




PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.